Exhibit 4.15

EXECUTION VERSION

FIRST SUPPLEMENTAL INDENTURE

Dated as of December 15, 2016

to

INDENTURE

Dated as of March 28, 2016

among

BOYD GAMING CORPORATION, as Issuer,

the Guarantors named therein, as Guarantors,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

6.375% Senior Notes due 2026

FIRST SUPPLEMENTAL INDENTURE, dated as of December 15, 2016 (this “Supplemental Indenture”), among Boyd Gaming Corporation, a Nevada corporation (the “Issuer”), the Guarantors named on the signature pages hereto (the “Guarantors”), the Additional Guarantors named on the signature pages hereto (the “Additional Guarantors”), and Wilmington Trust, National Association, as trustee (the “Trustee”).

WHEREAS, the Issuer and the Guarantors have heretofore executed and delivered to the Trustee an Indenture dated as of March 28, 2016 (the “Indenture”) providing for the issuance of the Company’s 6.375% Senior Notes due 2026 (the “Notes”); and

WHEREAS, subsequent to the execution of the Indenture and the issuance of the Notes, the Additional Guarantors have become guarantors under the Credit Agreement; and

WHEREAS, pursuant to and as contemplated by Sections 4.09 and 9.01 of the Indenture, the parties hereto desire to execute and deliver this Supplemental Indenture for the purpose of providing for each Additional Guarantor to expressly assume all the obligations of a Guarantor under the Notes and the Indenture;

NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of the Holders of the Notes, as follows:

I.

ASSUMPTION OF GUARANTEES

Each Additional Guarantor, as provided by Section 4.09 of the Indenture, jointly and severally, hereby unconditionally expressly assumes all of the obligations of a Guarantor under the Notes and the Indenture to the fullest as set forth in Article 10 of the Indenture; and each Additional Guarantor may expressly exercise every right and power, and shall have every obligation, of a Guarantor under the Indenture with the same effect as if it had been named a Guarantor therein.

II.

MISCELLANEOUS PROVISIONS

A. Terms Defined.

For all purposes of this Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

B. Indenture.

Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect.

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C. Governing Law.

THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

D. Successors.

All agreements of the Company, the Guarantors and the Additional Guarantors in this Supplemental Indenture, the Notes and the Note Guarantees shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

E. Duplicate Originals.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

F. Trustee Disclaimer.

The Trustee is not responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein.

[signatures on following pages]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

ISSUER:

BOYD GAMING CORPORATION

By:	/s/ Keith E. Smith
Name: Keith E. Smith
Title: President and Chief Executive Officer

Signature Page to First Supplemental Indenture for 6.375% Senior Notes due 2026

EXISTING GUARANTORS:

BOYD ATLANTIC CITY, INC.

BOYD TUNICA, INC.

BLUE CHIP CASINO, LLC

CALIFORNIA HOTEL AND CASINO

TREASURE CHEST CASINO, L.L.C.

RED RIVER ENTERTAINMENT OF SHREVEPORT, L.L.C.

BOYD RACING, L.L.C.

PAR-A-DICE GAMING CORPORATION

COAST CASINOS, INC.

COAST HOTELS AND CASINOS, INC.

SAM-WILL, INC.

M.S.W., INC.

CALIFORNIA HOTEL FINANCE CORPORATION

BOYD ACQUISITION, LLC

BOYD LOUISIANA RACING, L.L.C.

BOYD BILOXI, LLC

By:	/s/ Keith E. Smith
Name: Keith E. Smith
Title: President and Chief Executive Officer

Signature Page to First Supplemental Indenture for 6.375% Senior Notes due 2026

ADDITIONAL GUARANTORS:

BOYD ACQUISITION I, LLC

BOYD ACQUISITION II, LLC

PENINSULA GAMING, LLC

BELLE OF ORLEANS, L.L.C.

DIAMOND JO, LLC

DIAMOND JO WORTH, LLC

KANSAS STAR CASINO, LLC

THE OLD EVANGELINE DOWNS, L.L.C.

By:	/s/ Keith E. Smith
Name: Keith E. Smith
Title: President and Chief Executive Officer

Signature Page to First Supplemental Indenture for 6.375% Senior Notes due 2026

TRUSTEE:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Shawn Goffinet
Name: Shawn Goffinet
Title: Assistant Vice President

Signature Page to First Supplemental Indenture for 6.375% Senior Notes due 2026